Exhibit 99.1

Castellum, Inc. Reduces Principal Balance by $2 Million on Notes Payable to Robert Eisiminger and Extends Maturity Date

VIENNA, Va., April 21, 2025 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) ("Castellum" or "CTM"), a cybersecurity, electronic warfare, and software engineering services company focused on the federal government, announces that it has entered into an amendment to a letter agreement to, among other things, reduce the principal balance on two notes payable to Robert Eisiminger by $2 Million, leaving an aggregate principal balance owed of $4 million.

In addition, the parties agreed to extend the maturity date on the remaining note payable until December 15, 2027. The full terms and conditions of the amendment to the letter agreement with Mr. Eisiminger are expected to be disclosed in a Form 8-K filed with the Securities and Exchange Commission later today.

"De-levering our balance sheet and reducing our overall debt service load is a testament to our resilience and recent success. This strategic move will further fortify our ongoing performance," states David Bell, Chief Financial Officer of Castellum.

"Our success in implementing our debt mitigation plans continues to bolster our healthy balance sheet and fuels our unwavering commitment to our organic growth strategy. We are well-positioned to make the right and timely investments to further strengthen our proven ability to win major prime contracts. This is another significant step in growing CTM better, stronger, and bigger for what's most important to us: our people, mission customers, and shareholders," states Glen Ives, Chief Executive Officer of Castellum.

About Castellum, Inc.

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - https://castellumus.com/.

Cautionary Statement Concerning Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company's expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as "estimate," "project," "believe," "anticipate," "shooting to," "intend," "plan," "foresee," "likely," "will," "would," "appears," "goal," "target" or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for revenue growth and new customer opportunities and other customers, improvements to cost structure, and profitability.These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company's ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company's revenue due to a delay in the U.S. Congress approving a federal budget, operating under a prolonged continuing resolution, government shutdown, or breach of the debt ceiling, as well as the imposition by the U.S. government of sequestration in the absence of an approved budget; the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S. DOGE Service Temporary Organization on government spending and terminating contracts for convenience. For a more detailed description of these and other risk factors, please refer to the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Glen Ives
President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com
https://castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/36785327-95b2-4185-bbd0-f4abbebfda00